AMENDED AND RESTATED BYLAWS
OF
PETVIVO ANIMAL HEALTH INC.

ARTICLE I
OFFICES, CORPORATE SEAL

Section 1.01. Registered Office. The registered office of the corporation in Minnesota shall be that set forth in the articles of incorporation or in the most recent amendment of the articles of incorporation or resolution of the directors filed with the secretary of state of Minnesota changing the registered office.

Section 1.02. Other Offices. The corporation may have such other offices, within or without the state of Minnesota, as the directors shall, from time to time, determine.

Section 1.03. Corporate Seal. The corporation shall have no seal.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 2.01. Place and Time of Meetings. Except as provided otherwise by the Minnesota Business Corporation Act, meetings of the shareholders may be held at any place, within or without the state of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the state of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o'clock a.m.

Section 2.02. Regular Meetings.

(a) A regular meeting of the shareholders shall be held on such date as the board of directors shall by resolution establish.

(b) At a regular meeting the shareholders, voting, as provided in the articles of incorporation and these bylaws, shall designate the number of directors to constitute the board of directors (subject to the authority of the board of directors thereafter to increase or decrease the number of directors as permitted by law and these bylaws), shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as may properly come before them.

Section 2.03 Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the president, treasurer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite percentage of the voting power of all shares entitled to vote may demand a special meeting of the shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation and containing the purposes of the meeting. Within 30 days after receipt of demand by one of those officers, the board of directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of demand, at the expense of the corporation. Special meetings shall

be held on the date and at the time and place fixed by the chief executive officer or the board of directors, except that a special meeting called by or at demand of a shareholder or shareholders shall be held in the county where the principal executive office is located. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.

Section 2.04 Quorum Adjourned Meetings. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, the meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meetings as originally noticed. If a quorum is present when a meeting is convened, the shareholders present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present to leave less than a quorum.

Section 2.05 Voting. At each meeting of the shareholders every shareholder having he right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the articles of incorporation or statues provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the articles of incorporation, or these bylaws.

Section 2.06. Record Date. The board of directors may fix a date, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the board of directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

Section 2.07. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at the address of such shareholder as shown by the books of the corporation, a notice setting out the time and place of each regular meeting and each special meeting, except (unless otherwise provided in Section 2.04 hereof) where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, which notice shall be mailed at least five days prior thereto (unless otherwise provided in Section 2.04 hereof); except that notice of a meeting at which a plan of merger or exchange is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least fourteen days prior thereto. Every notice of any special meeting called pursuant to Section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purposes stated in the notice. The written notice of any meeting at which a plan of merger or exchange is to be considered shall so state such as a purpose of the meeting. A copy or short description of the plan of merger or exchange shall be included in or enclosed with such notice.

Section 2.08. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by such shareholder's attendance at

any meeting of shareholders, shall be deemed t have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 2.09. Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

Section 2.10 Shareholder Proposals. To be properly brought before a regular meeting of shareholders, business must be (1) specified in the notice of the meeting, (ii) directed to be brought before the meeting by the Board of Directors or (iii) proposed at the meeting by a shareholder who (A) was a shareholder of record at the time of giving of notice provided for in these bylaws, (B) is entitled to vote at the meeting and (C) gives prior notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner herein provided. For business to be properly brought before a regular meeting by a shareholder, the shareholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation at least 120 days before the date that is one year after the date of the corporation's proxy statement for the prior year's regular meeting. Such notice shall set forth (i) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made, (ii) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made, (iii) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business and (iv) any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure.

ARTICLE III
DIRECTORS

Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the authority of the board of directors, except as otherwise permitted by statute. The chair of the board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as prescribed, from time to time, by the board of directors.

Section 3.02. Number, Qualification and Term of Office. Until the organizational meeting of the board of directors, the number of directors shall be the number named in the articles of incorporation. Thereafter, the number of directors shall be increased or decreased from time to time by resolution of the board of directors or the shareholders. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of shareholders next held after such director's election and until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation, removal, or disqualification of such director.

Section 3.03. Board Meetings. Meetings of the board of directors may be held from time to time at such time and place within or without the state of Minnesota as may be designated in the notice of such meeting.

Section 3.04. Calling Meetings; Notice. Meetings of the board of directors may be called by the chairman of the board by giving at least twenty-four hours' notice, or by any other director by giving at least five days' notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person. If the day or date, time and place of a meeting of the board of directors has been announced at a previous meeting of

the board, no notice is required. Notice of an adjourned meeting of the board of directors need not be given other than by announcement at the meeting at which adjournment is taken.

Section 3.05. Waiver of Notice. Notice of any meeting of the board of directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his or her attendance at any meeting of the board of directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 3.06. Quorum. A majority of the directors holding office immediately prior to a meeting of the board of directors shall constitute a quorum for the transaction of business at such meeting.

Section 3.07. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the board of directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 3.08. Conference Communications. Any or all directors may participate in any meeting of the board of directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

Section 3.09. Vacancies; Newly Created Directorships. Vacancies on the board of directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the board of directors as permitted by Section 3.02 may be filled by a majority vote of the directors serving at the time of such increase; and each director elected pursuant to this Section 3.09 shall be a director until such director's successor is elected by the shareholders at their next regular or special meeting.

Section 3.10. Removal. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors except, as otherwise provided by the Minnesota Business Corporation Act, Section 302A.223, as amended, when the shareholders have the right to cumulate their votes. A director named by the board of directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. In the event that the entire board or any one or more directors be so removed, new directors may be elected at the same meeting.

Section 3.11. Committees. A resolution approved by the affirmative vote of a majority of the board of directors may establish committees having the authority of the board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or

more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the board of directors.

A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

Section 3.12. Written Action. Any action which might be taken at a meeting of the board of directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the articles provide otherwise and the action need not be approved by the shareholders.

Section 3.13. Compensation. Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the board of directors. The board of directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the board of directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

Section 3.14. Nomination of Directors. Nominations of persons for election as directors may be made at a regular meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder who (A) was a shareholder of record at the time of giving of notice provided for in these bylaws, (B) is entitled to vote at the meeting and (C) gives prior notice of the nomination in the manner herein provided. For a nomination to be properly made by a shareholder, the shareholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation at least 120 days before the date that is one year after the date of the corporation's proxy statement for the prior year's regular meeting. Such notice shall set forth (i) as to the shareholder giving the notice: (A) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (B) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made and (ii) as to each person the shareholder proposes to nominate: (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person and (C) the class and number of shares of the corporation's capital stock beneficially owned by the person. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE IV
OFFICERS

Section 4.01. Number. The officers of the corporation shall consist of a president, one or more vice presidents (if desired by the board), a treasurer, a secretary (if one is elected by the board) and such other officers and agents as may, from time to time, be elected by the board of directors. Any number of offices may be held by the same person. Unless otherwise established by the board of directors, the position of chair of the board shall not be an officer position of the corporation.

Section 4.02. Election. Term of Office and Qualifications. The board of directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the president, treasurer and such other

officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these bylaws or a resolution of the board of directors not inconsistent therewith. The president and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

Section 4.03. Removal and Vacancies. Any officer may be removed from his or her office by the board of directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy in an office of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the board of directors.

Section 4.04. President. The president shall be the chief executive officer and shall have general active management of the business of the corporation. In the absence of the chairman of the board, he shall preside at all meetings of the shareholders and directors. He shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the articles or bylaws or by the board of directors to some other officer or agent of the corporation. He shall maintain records of and, whenever necessary, certify all proceedings of the board of directors and the shareholders, and in general, shall perform all duties usually incident to the office of the president. He shall have such other duties as may, from time to time, be prescribed by the board of directors.

Section 4.05. Vice President. Each vice president, if one or more is elected, shall have such powers and shall perform such duties as prescribed by the board of directors or by the president. In the event of the absence or disability of the president, the vice president(s) shall succeed to his or her power and duties in the order designated by the board of directors.

Section 4.06. Secretary. The secretary, if one is elected, shall be secretary of and shall attend all meetings of the shareholders and board of directors and shall record all proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He shall perform such other duties as may, from time to time, be prescribed by the board of directors or by the president.

Section 4.07. Treasurer. The treasurer shall be the chief financial officer and shall keep accurate financial records for the corporation. The treasurer shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the board of directors shall, from time to time, designate. The treasurer shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. The treasurer shall disburse the funds of the corporation, as ordered by the board of directors, making proper vouchers therefor. The treasurer shall render to the president and the directors, whenever requested, an account of all transactions as treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the board of directors or by the president.

Section 4.08. Compensation. The officers of the corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the board of directors.

ARTICLE V
SHARES AND THEIR TRANSFER

Section 5.01. Certificates for Shares. All shares of the corporation shall be certificated shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the board of directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and

shall be signed, in the name of the corporation, by the president and by the secretary or an assistant secretary or by such officers as the board of directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the board of directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.04.

Section 5.02. Issuance of Shares. The board of directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the articles of incorporation in such amounts as may be determined by the board of directors and as may be permitted by law. Shares may be issued for any consideration, including, without limitation, in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of approval of the issuance of shares, the board of directors shall state, by resolution, its determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are to be issued.

Section 5.03. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

Section 5.04. Loss of Certificates. Except as otherwise provided by the Minnesota Business Corporation Act, Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen, or destroyed shall make an affidavit of that fact in such form as the board of directors shall require and shall, if the board of directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the board of directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

ARTICLE VI
DISTRIBUTIONS, RECORD DATE

Section 6.01. Distributions. Subject to the provisions of the articles of incorporation, of these bylaws, and of law, the board of directors may authorize and cause the corporation to make distributions whenever, and in such amounts or forms as, in its opinion, are deemed advisable.

Section 6.02. Record Date. Subject to any provisions of the articles of incorporation, the board of directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any distribution as the record date for the determination of the shareholders entitled to receive payment of the distribution and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such distribution notwithstanding any transfer of shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

ARTICLE VII
BOOKS AND RECORDS, FISCAL YEAR

Section 7.01. Share Register. The board of directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the board:

(1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

(2) a record of the dates on which certificates or transaction statements representing shares were issued.

Section 7.02. Other Books and Records. The board of directors shall cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its Minnesota registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by the Minnesota Business Corporation Act, Section 302A.461, originals or copies of:

(1) records of all proceedings of shareholders for the last three years;

(2) records of all proceedings of the board for the last three years;

(3) its articles and all amendments currently in effect;

(4) its bylaws and all amendments currently in effect;

(5) financial statements required by the Minnesota Business Corporation Act, Section 302A.463 and the financial statements for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

(6) reports made to shareholders generally within the last three years;

(7) a statement of the names and usual business addresses of its directors and principal officers;

(8) any shareholder voting or control agreements of which the corporation is aware; and

(9) such other records and books of account as shall be necessary and appropriate to the conduct of the business of the corporation.

Section 7.03. Fiscal Year. The fiscal year of the corporation shall be determined by the board of directors.

ARTICLE VIII
LOANS, GUARANTEES, SURETYSHIP

Section 8.01. The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist any person to the full extent provided by common law or the laws of the state of Minnesota, provided that such loan, guarantee, surety or assistance is not prohibited by federal law. Such

loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors present approve, including, without limitation, a pledge of or other security interest in shares of the corporation.

ARTICLE IX
INDEMNIFICATION OF CERTAIN PERSONS

Section 9.01. The corporation shall indemnify all officers and directors of the corporation, for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by the Minnesota Business Corporation Act, as now enacted or hereafter amended. The Board of Directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the corporation shall advance all reasonable costs and expenses (including attorneys' fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Section 9.01, all in the manner, under the circumstances and to the extent permitted by the Minnesota Business Corporation Act, as now enacted or hereafter amended. Unless otherwise approved by the board of directors, the corporation shall not indemnify any employee of the corporation who is not otherwise entitled to indemnification pursuant to this Section 9.01.

ARTICLE X
AMENDMENTS

Section 10.01. These bylaws may be amended or altered by a vote of the majority of the whole board of directors at any meeting. Such authority of the board of directors is subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Business Corporation Act, Section 302A. 18 1, subd. 3, to adopt, amend, repeal bylaws adopted, amended, or repealed by the board of directors. After the adoption of the initial bylaws, the board of directors shall not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the board of directors may adopt or amend any bylaw to increase their number.

ARTICLE XI
SECURITIES OF OTHER CORPORATIONS

Section 11.01. Voting Securities Held by the Corporation. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the president shall possess and may exercise any and all fights and powers incident to the ownership of such securities that the corporation possesses. The board of directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the president or any other person or persons.

Section 11.02. Purchase and Sale of Securities. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The board of directors may, from time to time, confer like powers upon any other person or persons.

CERTIFIED TO BE THE BYLAWS OF PETVIVO ANIMAL HEALTH, INC.

BY:____